Form N-SAR
Attachment for Item #77.C2
Matters Submitted to a Vote of Security Holders

MAINSTAY VP SERIES FUND, INC.
811-03833
For Period Ended 6/30/08

MainStay VP Bond Portfolio	MainStay VP High Yield Corporate Bond Portfolio
MainStay VP Capital Appreciation Portfolio	MainStay VP ICAP Select Equity Portfolio
MainStay VP Cash Management Portfolio	MainStay VP International Equity Portfolio
MainStay VP Common Stock Portfolio	MainStay VP Large Cap Growth Portfolio
MainStay VP Convertible Portfolio	MainStay VP S&P 500 Index Portfolio
MainStay VP Developing Growth Portfolio	MainStay VP Total Return Portfolio
MainStay VP Government Portfolio

(a) The date of the meeting and whether it was an annual or special meeting;

Pursuant to notice, a special meeting of shareholders (the “Special Meeting”) of MainStay VP Series Fund, Inc. (the “Fund”), was held on March 17, 2008 at 2:30 p.m. (Eastern time) at the offices of New York Life Investment Management LLC (“NYLIM”), 169 Lackawanna Avenue, Parsippany, New Jersey.

(b)	If the meeting involved the election of directors, state the name of each director elected at the meeting and the names of all other directors now in office;

N/A.

(c)	Describe each matter voted upon at the meeting and state the number of affirmative votes and the number of negative votes cast with respect to each matter;

1.
To approve a revised and restated Management Agreement between NYLIM and the Fund that, for the 13 Portfolios listed above, will consolidate the advisory services and administrative services into one Agreement, will introduce breakpoints and, for certain Portfolios, will impose an increase in overall fees, as described in the accompanying Notice of Special Meeting and Proxy Statement

The above proposal was discussed in detail in the proxy statement.  No other business came before the special meeting.

With respect to the Portfolios listed above, the proposal was passed by the shareholders, as confirmed by the Inspector of Elections.

The following is a summary of how the votes on the Proposal presented before the special meeting held on March 17, 2008, were cast.  There were no votes cast in person at the meeting.

MainStay VP Bond Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
41,190,622.506	4,970,531.569	252,950.419	46,414,104.494
88.746%	10.709%	0.545%	100%

MainStay VP Capital Appreciation Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
22,623,643.698	3,873,684.037	910,644.560	27,407,972.295
82.544%	14.133%	3.323%	100%

MainStay Cash Management Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
439,956,967.590	78,069,309.849	86,954,204.432	604,980,481.871
72.723%	12.904%	14.373%	100%

MainStay VP Common Stock Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
33,104,303.140	5,145,435.652	4,874,674.712	43,124,413.504
76.765%	11.932%	11.304%	100%
MainStay VP Convertible Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
24,603,741,.744	3,802,541.074	288,507.154	28,694,789.972
85.743%	13.252%	1.005%	100%

MainStay VP Developing Growth Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
5,791,923.747	812,847.409	32,608.636	6,637,379.792
87.262%	12.247%	0.491%	100%

MainStay VP Government Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
20,855,682.421	2,514,737.130	201,607.223	23,572,026.774
88.476%	10.668%	0.855%	100%

MainStay VP High Yield Corporate Bond Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
124,609,854.794	19,546,185.818	1,930,786.684	146,086,827.296
85.298%	13.380%	1.322%	100%

MainStay VP ICAP Select Equity Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
25,827,597.287	2,905,880.641	218,881.035	28,952,358.963
89.207%	10.037%	0.756%	100%

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MainStay VP International Equity Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
28,461,186.140	4,612,265.057	3,277,150.575	36,350,601.772
78.296%	12.688%	9.015%	100%

MainStay VP Large Cap Growth Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
20,744,327.726	2,027,875.879	91,671.924	22,863,875.529
90.730%	8.869%	0.401%	100%

MainStay VP S&P 500 Index Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
36,540,803.358	5,204,142.795	6,082,564.383	47,827,510.536
76.401%	10.881%	12.718%	100%

MainStay VP Total Return Portfolio
Votes For	Votes Against	Votes Abstain	Total Voted
19,987,770.535	2,610,031.674	897,723.230	23,495,525.439
85.071%	11.109%	3.821%	100%

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